EXHIBIT 4.1

FORM OF NOTE

(Face of 7.750% Senior Note)

7.750% Senior Notes due 2023

[Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

THIS NOTE EVIDENCES THE SAME CONTINUING DEBT OF PRECISION DRILLING CORPORATION AS WAS EVIDENCED BY THE NOTE FOR WHICH THIS NOTE WAS EXCHANGED AND DOES NOT CONSTITUTE A NEW DEBT ISSUED BY PRECISION DRILLING CORPORATION.

No.	CUSIP NO.	740212 AK1
	ISIN	US740212AK19

Precision Drilling Corporation (including any successor thereto) promises to pay to Cede & Co. or registered assigns, the principal sum of                     (as may be increased or decreased as set forth on the Schedule of Increases and Decreases attached hereto) on December 15, 2023.

Interest Payment Dates: June 15 and December 15, beginning June 15, 2017

Record Dates: June 1 and December 1 (whether or not a Business Day)

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the U.S. Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

PRECISION DRILLING CORPORATION

By
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

THE BANK OF NEW YORK MELLON, as U.S. Trustee

By:

(Back of 7.750% Senior Note)

7.750% Senior Notes due 2023

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. Precision Drilling Corporation, a corporation amalgamated under the laws of the Province of Alberta and any successor thereto (“Precision” or the “Issuer”) promises to pay interest on the principal amount of this 7.750% Senior Note due 2023 (a “Note”) at a fixed rate of 7.750% per annum. The Issuer will pay interest in U.S. dollars (except as otherwise provided herein) semiannually in arrears on June 15 and December 15, commencing on June 15, 2017 (each an “Interest Payment Date”) or if any such day is not a Business Day, on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest shall accrue solely as a result of such delayed payment. Interest on the Notes shall accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from and including the date of issuance. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. For disclosure purposes under the Interest Act (Canada), whenever in the Note interest at a specified rate is to be calculated on the basis of a period less than a calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the relevant calendar year and divided by the number of days in such period.

(2) Method of Payment. The Issuer will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 preceding the Interest Payment Date (whether or not a Business Day), even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in SECTION 2.12 of the Indenture with respect to defaulted interest. The Issuer will make all payments of principal, premium, interest and Additional Interest, if any, on such Holder’s Notes by check, except, in the case of a Holder of U.S.$1,000,000 or more in aggregate principal amount of Notes, who has given the U.S. Trustee wire transfer instructions at least 10 Business Days prior to the applicable payment date, in which case the Issuer shall make such payment to such Holder by wire transfer of immediately available funds to the account in New York specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the U.S. Trustee or Paying Agent within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments to DTC or its nominee shall be made by wire transfer.

Any payments of principal of this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The final principal amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the U.S. Trustee or the U.S. Trustee’s agent appointed for such purposes. Payments in respect of Global Notes will be made by wire transfer of immediately available funds to the Depositary.

(3) Paying Agent and Registrar. Initially, The Bank of New York Mellon shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder, and the Issuer and/or any Restricted Subsidiaries may act as Paying Agent or Registrar.

(4) Indenture. The Issuer issued the Notes under an Indenture, dated as of November 4, 2016 (the “Indenture”), among the Issuer, the Guarantors thereto and the Trustees. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Initial Notes issued on the Issue Date are senior obligations of the Issuer limited to U.S.$350,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium, interest and Additional Interest, if any, on outstanding Notes as set forth in Paragraph (2) hereof. The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.

The payment of principal, interest and Additional Interest, if any, on the Notes and all other amounts under the Indenture is unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Guarantors.

In addition to the rights provided to Holders of Notes under the Indenture, Holders of Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of November 4, 2016 between the Issuer and the parties named on the signature pages thereto.

(5) Optional Redemption.

(a) The Notes may be redeemed, in whole or in part, at any time prior to December 15, 2019 at the option of the Issuer at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium (calculated by the Issuer) as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(b) The Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time or from time to time on or after December 15, 2019, upon not less than 15 nor more than 60 days’ notice at the following redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the 12-month period beginning December 15 of the years indicated below:

Year	Redemption Price
2019	103.875%
2020	101.938%
2021 and thereafter	100.000%

(c) At any time or from time to time prior to December 15, 2019, the Issuer, at its option, may on any one or more occasions redeem up to 35.0% of the principal amount of the outstanding Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 107.750% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that:

(1) at least 65.0% of the aggregate principal amount of Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding (unless all of such Notes are redeemed or repurchased pursuant to another provision of the Indenture) immediately after giving effect to any such redemption; and

(2) the redemption occurs not more than 90 days after the date of the closing of any such Qualified Equity Offering.

(d) If the Issuer or a Guarantor becomes obligated to pay any Additional Amounts as a result of a change in the laws or regulations of Canada or any Canadian taxing authority, or a change in any official position regarding the application or interpretation thereof (including a holding by a court of competent jurisdiction), which is publicly announced or becomes effective on or after the date of the Indenture and such Additional Amounts cannot (as certified in an Officer’s Certificate to the U.S. Trustee) be avoided by the use of reasonable measures available to the Issuer or any Guarantor, then the Issuer may, at its option, redeem the Notes, in whole but not in part, upon not less than 15 nor more than 60 days’ notice (such notice to be provided not more than 90 days before the next date on which it or the Guarantor would be obligated to pay Additional Amounts), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date). Notice of the Issuer’s intent to redeem the Notes shall not be effective until such time as it delivers to the U.S. Trustee an Opinion of Counsel stating that the Issuer or a Guarantor is obligated to pay Additional Amounts because of an amendment to or change in law or regulation or position as described in this paragraph.

(6) Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to Notes.

(7) Repurchase at Option of Holder.

(a) If a Change of Control occurs, unless the Issuer at such time has given notice of redemption pursuant to Paragraph (8) hereof with respect to all outstanding Notes, each Holder will have the right to require the Issuer to repurchase all or any part (equal to U.S.$2,000 or an integral multiple of U.S.$1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer at a price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase; provided that no partial redemption shall result in a Note having a principal amount of less than U.S.$2,000. Within 30 days following any Change of Control unless the Issuer at such time has given notice of redemption pursuant to Paragraph (5) hereof with respect to all outstanding Notes, the Issuer will deliver a notice to each Holder (with a copy to each of the Trustees) describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer required by the Indenture.

(b) Upon the occurrence of certain Asset Sales, the Issuer may be required to offer to purchase Notes.

(c) Holders of the Notes that are the subject of an offer to purchase will receive notice of a Net Proceeds Offer or the Change of Control Offer, as applicable, pursuant to an Asset Sale or a Change of Control from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form titled “Option of Holder to Elect Purchase” attached hereto.

(8) Notice of Redemption. Notice of redemption shall be delivered at least 15 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed in accordance with the Indenture. Notes in denominations larger than U.S.$2,000 may be redeemed in part but only in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 thereof, unless all of the Notes held by a Holder are to be redeemed so long as no partial redemption results in a Note having a principal amount of less than U.S.$2,000.

(9) [Reserved.]

(10) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in initial denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar, any Trustee and the Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any stamp or transfer tax or similar government charge required by law or permitted by the Indenture in accordance with Section 2.6(g)(2) of the Indenture. The Registrar is not required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of such selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(11) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(12) Amendment, Supplement and Waiver. The Indenture, the Notes and the Guarantees may be amended or supplemented, and provisions thereof may be waived, pursuant to Article IX of the Indenture.

(13) Defaults and Remedies. The Events of Default are set forth in Article VI of the Indenture.

(14) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or an annuitant under a plan of which a stockholder of the Issuer is a trustee or carrier will have any liability for any indebtedness, obligations or liabilities of the Issuer under the Notes or the Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees, to the extent permitted by applicable law.

(15) Authentication. This Note shall not be valid until authenticated by the manual signature of the U.S. Trustee or an authenticating agent.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and either Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Precision Drilling Corporation

800, 525-8 Avenue, S.W.

Calgary, Alberta

Canada T2P 1GI

Facsimile: (403) 206-2506

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to SECTION 4.10 or SECTION 4.14 of the Indenture, check the box below:

☐  SECTION 4.10            ☐  SECTION  4.14

If you want to elect to have only part of the Note purchased by the Issuer pursuant to SECTION 4.10 or SECTION 4.14 of the Indenture, state the amount you elect to have purchased: U.S.$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature guarantee:

SCHEDULE OF INCREASES AND DECREASES OF 7.750% SENIOR NOTES

The following transfers, exchanges and redemption of this Global Note have been made:

Date of Transfer, Exchange or Redemption	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of U.S. Trustee or Note Custodian